Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made and entered into as of August 7, 2018 by and among FASCINATING ACME DEVELOPMENT LIMITED (the “Seller”), EFFECTUAL STRENGTH ENTERPRISES LIMITED (the “Purchaser”), Liang Tang, being the sole shareholder of the Purchaser (“Mr. Tang”), Xiamin Gu, being the sole shareholder and sole director of the Seller, and Wei Hua, the spouse of Ms. Gu (collectively, the “Warrantors”). The Purchaser, the Seller, Liang Tang and the Warrantors are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, the Seller owns 600,000 of the issued and outstanding ordinary shares, par value $0.01 per share (the “Pubco Shares”), of Ossen Innovation Co., Ltd., a business company incorporated under the laws of the British Virgin Islands (“Pubco”), representing approximately 3.0% of the issued share capital of Pubco (excluding options, warrants and other securities exercisable for share capital of Pubco);

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Pubco Shares held by the Seller in exchange for US$516,400 (the “Purchase Price”), based on the average closing price of the American Depositary Shares (“ADSs”), each ADS representing three Pubco Shares, of approximately US$2.582 per ADS as quoted on the NASDAQ Capital Market for the ten consecutive trading days up to and including the last trading day of the Pubco Shares before the execution of this Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, certain capitalized terms used herein are defined in Article VI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
THE SHARE PURCHASE

1.1             Purchase and Sale of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Pubco Shares held by the Seller, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.2             Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, in full payment for the Pubco Shares, the Purchaser, or Mr. Tang on behalf of Purchaser (through his personal bank account (details of such account set forth on Schedule A hereto), shall deliver the Purchase Price to the Seller’s bank account (details of such account set forth on Schedule A hereto).

Article II
CLOSING

2.1             Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pubco, located at 17F, No.518, Shangcheng Road, Shanghai, China, on the business day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

3.1             Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Pubco, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Pubco for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and (b) none of Pubco, the Seller or their respective representatives have made any representation or warranty as to Pubco, the Seller or this Agreement, except as expressly set forth herein. Purchaser acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from, Pubco and Seller concerning Pubco’s business and prospects and to obtain any additional information necessary to verify the accuracy of the information received by Purchaser. Without limiting the generality of the foregoing, the Purchaser acknowledges that Pubco is a public reporting company and the Purchaser has reviewed, or has had the opportunity to review, all of Pubco’s filings that have been made available on the Securities and Exchange Commission’s web site through EDGAR.

3.2             Investment Representations. The Purchaser: (a) acknowledges that the purchase of the Pubco Shares pursuant to this Agreement is a private transaction between the Seller and the Purchaser; (b) is acquiring its portion of the Pubco Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Pubco Shares to third parties (excluding the contemplated sale of the Pubco Shares by the Purchaser to Acme Innovation Limited, an entity that is indirectly controlled by Mr. Tang; (c) has been advised and understands that the Pubco Shares (i) are being sold in reliance upon one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable securities Laws and (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Pubco Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that Pubco is under no obligation hereunder to register the Pubco Shares under the Securities Act. Except for the sale of the Pubco Shares by the Purchaser to Acme Innovation Limited, the Purchaser has no Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Pubco Shares. By reason of Purchaser’s business or financial experience, or by reason of the business or financial experience of Purchaser’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), Purchaser is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Purchaser has carefully read and understands all materials provided by or on behalf of Pubco or its representatives to Purchaser or Purchaser’s representatives, or made available on the Securities and Exchange Commission’s web site through EDGAR, pertaining to an investment in Pubco and has consulted, as Purchaser has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Purchaser. Purchaser acknowledges that the Pubco Shares are subject to dilution for events not under the control of Purchaser. Purchaser has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for Purchaser and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by the Seller, Pubco or their representatives. Purchaser acknowledges and agrees that, except as set forth in Article IV, no representations or warranties have been made by the Seller, any Warrantor or any of their representatives, and that Purchaser has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Pubco Shares in any manner whatsoever. Purchaser: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with Purchaser’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

3.3             Seller Information. Purchaser acknowledges that Wei Hua is, and will continue to serve as, CEO and CFO of Pubco. Purchaser acknowledges that Seller may possess material inside information about Pubco of which Purchaser is not aware (“Excluded Information”). Notwithstanding the foregoing, Purchaser is still desirous of effectuating the purchase of the Pubco Shares from the Seller. Purchaser is not requesting the Excluded Information and agrees that the Seller is not obligated to disclose any Excluded Information to Purchaser and that the Seller shall not have any liability with respect to any non-disclosure of the Excluded Information.

3.4             Tax Advice. Purchaser acknowledges that the Seller has advised the Purchaser to obtain professional legal, tax, accounting and financial advisors to determine the suitability of the purchase of the Pubco Shares contemplated by this Agreement for Purchaser’s particular federal, state and local tax and financial situation. To the extent deemed necessary by Purchaser, Purchaser has sought such professional legal, tax, accounting and financial advice. In determining whether to purchase the Pubco Shares, Purchaser has relied solely on its own knowledge and understanding of Pubco and its business and prospects based upon Purchaser’s own due diligence investigations and the advice of its professional legal, tax, accounting and financial advisors to the extent Purchaser has deemed necessary (and not on any statements or representations of Seller, Pubco or any of their respective agents). Purchaser understands that it shall be solely responsible for its tax liability that may arise as a result of the transactions contemplated by this Agreement, and neither Seller nor Pubco shall have any obligation to withhold, reimburse Purchaser for, or otherwise pay, any taxes arising out of the transactions (including the purchase of the Pubco Shares) contemplated by this Agreement.

3.5             Pubco Share Price. Purchaser acknowledges that the purchase price was determined based on the negotiations between Purchaser and Seller, (ii) the purchase price may not bear any relationship to Pubco’s assets, net worth, book value, or business operations or prospects, (iii) the value of the Pubco Shares may, now or in the future, be lower than the purchase price, (iv) Pubco may sell in the future Pubco Shares at a valuation below or above the per share purchase price, and (v) Pubco and/or Seller may, in the future, enter into transactions which would have the impact of decreasing the value of the Pubco Shares and Pubco.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE WARRANTORS

The Seller and each of the Warrantors hereby represents and warrants to the Purchaser as follows:

4.1             Ownership of Pubco Shares. Seller owns good, valid and marketable title to the Pubco Shares, free and clear of any and all Liens. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which the Seller is a party or by which the Seller is bound, with respect to the voting or transfer of any of the Seller’s Pubco Shares other than this Agreement. Upon delivery of the Pubco Shares to the Purchaser on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Pubco Shares and good, valid and marketable title to the Pubco Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by the Purchaser), will pass to the Purchaser.

4.2             Independent Investigation. The Seller and each of the Warrantors acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, he has relied solely upon its own investigation and (b) none of the Purchaser or its representatives have made any representation or warranty as to Pubco or this Agreement, except as expressly set forth herein. The Seller and each of the Warrantors acknowledges that the Seller and each of the Warrantors has had the opportunity to ask questions of, and receive answers from, Purchaser concerning Pubco’s business and prospects and to obtain any additional information necessary to verify the accuracy of the information received by Seller.

4.3             Purchaser Information. The Seller and each of the Warrantors acknowledge that Mr. Tang is, and will continue to serve as, the Chairman of the Board of Pubco. The Seller and each of the Warrantors acknowledge that Purchaser may possess material inside information about Pubco of which Seller or the Warrantors are not aware (“Seller Excluded Information”). Notwithstanding the foregoing, Seller is still desirous of effectuating the sale of the Pubco Shares to the Purchaser and each of the Warrantors is still desirous of entering into this Agreement as a warrantor. Neither the Seller nor any of the Warrantors is requesting the Seller Excluded Information and agrees that the Purchaser is not obligated to disclose any Seller Excluded Information to the Seller or any Warrantor and that the Purchaser shall not have any liability with respect to any non-disclosure of the Seller Excluded Information.

4.4             Tax Advice. The Seller and each of the Warrantors acknowledges that Purchaser has advised the Seller to obtain professional legal, tax, accounting and financial advisors to determine the suitability of the sale of the Pubco Shares contemplated by this Agreement for Seller’s particular federal, state and local tax and financial situation. To the extent deemed necessary by Seller and the Warrantors, the Seller and each of the Warrantors has sought such professional legal, tax, accounting and financial advice. In determining whether to purchase the Pubco Shares, Seller has relied solely on its own knowledge and understanding of Pubco and its business and prospects based upon Seller’s own due diligence investigations and the advice of its professional legal, tax, accounting and financial advisors to the extent Seller has deemed necessary (and not on any statements or representations of Purchaser or any of its agents). Seller understands that it shall be solely responsible for its tax liability that may arise as a result of the transactions contemplated by this Agreement, and Purchaser shall not have any obligation to withhold, reimburse Seller for, or otherwise pay, any taxes arising out of the transactions (including the sale of the Pubco Shares) contemplated by this Agreement.

4.5             Pubco Share Price. Seller acknowledges that the purchase price was determined based on the negotiations between Seller and Purchaser, (ii) the purchase price may not bear any relationship to Pubco’s assets, net worth, book value, or business operations or prospects, (iii) the value of the Pubco Shares may, now or in the future, be higher than the purchase price, (iv) Purchaser may sell in the future Pubco Shares at a valuation above the per share purchase price, and (v) Pubco may, in the future, enter into transactions which would have the impact of increasing the value of the Pubco Shares and Pubco.

Article V
MISCELLANEOUS

5.1             Schedule 13D. Purchaser and Mr. Tang shall timely file a Schedule 13D in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

5.2             Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

5.3             Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

5.4             Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the British Virgin Islands without regard to the conflict of laws principles thereof. The parties irrevocably submit to the exclusive jurisdiction of the courts of the British Virgin Islands to settle any dispute which may arise out of or in connection with this Agreement.

5.5             Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.6             Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by all Parties.

5.7             Waiver. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.8             Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

Article VI
DEFINITIONS

6.1             Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning intellectual property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any governmental authority and shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision or enactment (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision or enactment, unless any such change imposes upon any party any liabilities or obligations which are more onerous than as at the date of this Agreement. Unless otherwise indicated, any reference to specific legislation is to that legislation as enacted by the Legislature of the British Virgin Islands.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Purchaser:

EFFECTUAL STRENGTH ENTERPRISES LIMITED

By:	/s/	Liang Tang
Name:		Liang Tang
Title:		Sole shareholder

The Seller:

FASCINATING ACME DEVELOPMENT LIMITED

By:	/s/	Xiamin Gu
Name:		Xiamin Gu
Title:		Sole shareholder

Mr. Tang:

By:	/s/	Liang Tang
Liang Tang

The Warrantors:

By:	/s/	Xiamin Gu
Xiamin Gu

By:	/s/	Wei Hua
Wei Hua